NAME OF REGISTRANT:
Franklin Gold Fund
File No. 811-1700

EXHIBIT ITEM No. 77Q(a): Copies of any material amendments to the registrant's charter or by-laws


CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FRANKLIN GOLD FUND



Deborah R. Gatzek certifies that:


1.	She is the Vice President and Secretary of
 FRANKLIN GOLD FUND, a California corporation
 (the "Corporation").

2.	The third paragraph of Article V of the
 Articles of Incorporation of this corporation is hereby amended to read as follows:


The Franklin Gold Fund Series shall be issued in two or more series, and the initial two series are "Franklin Gold Fund - Class I" ("Class I") and "Franklin Gold Fund - Class II" ("Class II").
  Forty-five million (45,000,000) shares shall be allocated to Class I, and twenty-five million
 (25,000,000) shares shall be allocated to Class II,


3.	The effect of the foregoing amendment to the
 third paragraph of Article V of the Articles of Incorporation is to decrease the number of shares allocated to Franklin Gold Fund - Class II from 45 million (45,000,000) to twenty-five million
(25,000,000). Less than twenty-five million
 (25,000,000) Franklin Gold Fund - Class II shares are outstanding. Twenty million (20,000,000) shares of the Corporation are therefore authorized but unallocated to a series.



4.	The foregoing Amendment to the Articles of
 Incorporation has been duly approved by the Board of Directors of Franklin Gold Fund.


5.	In accordance with Section 203.5 of the
 California General Corporation Law, the Articles of Incorporation confer upon the Board of Directors the authority to adopt an amendment to the Articles of Incorporation by approval of the Board alone in order to increase or decrease the number of shares of a series. Accordingly, no shareholder vote is required for this decrease in the number of shares allocated to Franklin Gold Fund Class II series of
 Franklin Gold Fund Series class of shares of the Corporation.



		/s/ Deborah R. Gatzek

		Deborah R. Gatzek

		Vice President and Secretary


The undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of her own knowledge.



Executed at San Mateo, California on  December 7, 1998



		/s/ Deborah R. Gatzek

		Deborah R. Gatzek

		Vice President and Secretary

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